Exhibit 10.30


                       NONQUALIFIED STOCK OPTION AGREEMENT
                                FOR JOHN MCCUSKER


                               Twinlab Corporation
                            1996 STOCK INCENTIVE PLAN


                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT (the "Agreement"), dated as of November 5, 1997 between Twinlab Corporation, a Delaware corporation (the "Company"), and John McCusker, an employee of the Company (the "Optionee"). Notwithstanding anything herein to the contrary, (i) until the Board of Directors shall appoint the members of the Committee (as defined below) or (ii) if the Board, in its sole discretion, resolves to administer the Plan (as defined below), the term "Committee" as used herein shall be deemed to mean the Board. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Plan.

         The Company's Stock Option Committee (the "Committee") has determined that the objectives of the Company's 1996 Stock Incentive Plan, as amended (the "Plan") will be furthered by granting to the Optionee a stock option pursuant to the Plan.

         In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Optionee agree as follows:

         SECTION 1. Grant of Option.

         The Company hereby grants to the Optionee a stock option (the "Option") to purchase 50,000 shares (the "Shares") of common stock of the Company, $1.00 par value per share (the "Common Stock") at a purchase price of $19.375 per share. It is intended that the Option shall not qualify as an "incentive stock option" as defined in section 422 of the Internal Revenue Code of 1986, as amended.

         SECTION 2. Exercisability.

         2.1 Subject to the further terms of this Agreement, the Option shall become exercisable in five substantially equal installments, one on each of the first, second, third, fourth and fifth anniversaries of the date of this Agreement.

         2.2 Notwithstanding any other provision of this Agreement or the Plan, in the event of an Acquisition of Control, the Option shall become fully vested and immediately exercisable upon the subsequent involuntary termination of the Optionee's employment by the Company or its successors for any reason other than Cause within one year of such Acquisition of Control. For purposes of this Agreement, the following terms shall have the following meanings: "Cause" shall mean: (a) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) conduct related to the Optionee's employment for which either criminal or civil penalties against the Optionee or the Company may be sought; (c) material violation of the Company's policies, including, without limitation, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (d) serious neglect or misconduct in the performance of the Optionee's duties for the Company or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination shall be final, binding and conclusive. "Acquisition of Control" shall mean: (x) any person, including a group, without the approval of a majority of the Incumbent Directors, becoming the beneficial owner of, or acquiring the power to direct the exercise of voting power with respect to, directly or indirectly, securities which represent fifty percent (50%) or more of thecombined voting power of the Company's outstanding securities thereafter, or (y) the Incumbent Directors cease at any time to constitute a majority of the Board. "Incumbent Director" shall mean any director of the Company serving at October 1, 1997 or elected thereafter if nominated or approved by at least two thirds of the then incumbent Directors.

         2.3 Unless earlier terminated pursuant to the provisions of the Plan, the unexercised portion of the Option shall expire and cease to be exercisable at 12:01 a.m. on the tenth anniversary of the date of this Agreement.

         SECTION 3. Method of Exercise.

         The Option or any part thereof may be exercised only by the giving of notice to the Company in such manner as the Committee shall prescribe. Such written notice must be accompanied by payment of the full purchase price for the number of shares being purchased. Such payment may be made by one or a combination of the following methods: (a) by a certified or official bank check (or the equivalent thereof acceptable to the Company); (b) with the consent of the Committee, by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value on the exercise date equal to part or all of the purchase price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other method as the Committee may authorize. The date of exercise of the Option shall be the date on which notice of exercise is delivered to the Company, during normal business hours, at its address as provided in Section 8 of this Agreement.

         SECTION 4. Termination of Employment; Death.

         4.1 Upon termination of the Optionee's employment with the Company or any subsidiary, for any reason, the Option shall terminate and expire except as provided in Section 4.2 or 4.3 of this Agreement.

         4.2 If the Optionee's employment with the Company or any subsidiary is involuntarily terminated by the Company for any reason other than Cause (as defined in Section 2.2 of this Agreement), the Option shall be exercisable but only to the extent it was exercisable at the time of such termination and only until the expiration of 90 days following employment termination (but not beyond the expiration date of the Option, specified in Section 2.3 of this Agreement). If the Optionee dies in such 90 day period, the Option shall be exercisable for one year from the date of death (but not beyond the expiration date of the Option).

         4.3 If the Optionee's employment with the Company or any subsidiary terminates by reason of the Grantee's death, disability or retirement (as such terms are defined in the Plan) while an employee of the Company or any subsidiary, the Option shall be exercisable, but only to the extent it was exercisable at the time of death, disability or retirement and only until the first anniversary of the date of the Optionee's employment termination (but not beyond the expiration date of the Option, specified in Section 2.3 of this Agreement).

         SECTION 5. Plan Provisions to Prevail.

         This Agreement is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement the Optionee agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

         SECTION 6. Nontransferability.

         The Option shall not be assignable or transferable, voluntarily or involuntarily, by operation of law, or otherwise, and any such assignment or transfer which may be attempted shall be null and void and of no effect;

provided, however, that this Section 6 shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's legal representative.

         SECTION 7. Forfeiture of Option Gains.

         IF AT ANY TIME WITHIN ONE YEAR AFTER THE EXERCISE OF ALL OR ANY PORTION OF AN OPTION THE OPTIONEE EITHER (A) IS TERMINATED FOR CAUSE OR (B) ENGAGES IN
ANY ACTIVITY DETERMINED IN THE SOLE DISCRETION OF THE COMMITTEE TO BE IN COMPETITION WITH ANY ACTIVITY OF THE COMPANY, OR OTHERWISE INIMICAL, CONTRARY OR HARMFUL TO THE INTERESTS OF THE COMPANY (INCLUDING, BUT NOT LIMITED TO ACCEPTING EMPLOYMENT WITH OR SERVING AS A CONSULTANT, ADVISER OR IN ANY OTHER CAPACITY TO AN ENTITY THAT IS IN COMPETITION WITH OR ACTING AGAINST THE INTERESTS OF THE COMPANY), THEN ANY OPTION GAIN REALIZED BY THE OPTIONEE FROM EXERCISING SUCH OPTION SHALL BE PAID BY THE OPTIONEE TO THE COMPANY UPON NOTICE FROM THE COMPANY. FOR PURPOSES OF THIS SECTION, "OPTION GAIN" MEANS THE EXCESS OF THE FAIR MARKET VALUE OF A SHARE OF COMMON STOCK ON THE DATE OF EXERCISE OF THE OPTION OVER THE OPTION EXERCISE PRICE, MULTIPLIED BY THE NUMBER OF SHARES WITH RESPECT TO WHICH THE OPTION WAS EXERCISED, WITHOUT REGARD TO ANY SUBSEQUENT DECREASE OR INCREASE IN THE FAIR MARKET VALUE OF SUCH SHARES. THE COMPANY SHALL HAVE THE RIGHT TO OFFSET SUCH OPTION GAIN AGAINST ANY AMOUNTS OTHERWISE OWED TO THE OPTIONEE BY THE COMPANY (WHETHER AS WAGES, VACATION PAY, OR PURSUANT TO ANY BENEFIT PLAN OR OTHER COMPENSATORY ARRANGEMENT).

         SECTION 8. Notices.

         All notices required or permitted hereunder shall be given in writing by personal delivery, by confirmed facsimile transmission (with a copy dispatched by express delivery or registered or certified mail), or by express delivery via express mail or any reputable express courier service. Notices shall be addressed (a) to Twinlab Corporation, 2120 Smithtown Avenue, Ronkonkoma, New York 11779, Attention: Ross Blechman; Fax: (516) 471- 2395;
Confirm: ; and (b) to the Optionee at the address set forth on the signature page; or (c) as to either party, at such other address as may be designated by notice in the manner set forth herein. Notices which are delivered personally, by confirmed facsimile transmission, or by courier as aforesaid, shall be effective on the date of delivery.

         SECTION 9. Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Sections 4 and 6 of this Agreement and with the Plan, the heirs and personal representatives of the Optionee.

         SECTION 10. Governing Law.

         This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York as they apply to contracts made, delivered and performed in the State of New York.

         SECTION 11. Severability.

         If any provision of this Agreement (including any provision of the Plan that is incorporated herein by reference) shall hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement and the Plan or (ii) if such provision cannot be so reformed, such provision shall be severed from this
Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement or the Plan.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                    Twinlab Corporation

                                    By  /s/ Brian Blechman
                                        ------------------
                                        Name: Brian Blechman
                                        Title:


                                    OPTIONEE

                                    /s/ John McCusker
                                        -------------
                                        John McCusker

                                    Address:_____________________
                                    _____________________________
                                    _____________________________
                                    Social Security Number